                               SECURITY AGREEMENT
                               ------------------

                  THIS SECURITY AGREEMENT (the "Agreement") made and entered into this 28th day of October, 1997, by and among CENTRAL SPRINKLER CORPORATION ("CSC"), a Pennsylvania corporation, CENTRAL SPRINKLER COMPANY ("Central Sprinkler"), a Pennsylvania corporation, CENTRAL SPRINKLER EXPORT CORPORATION ("Export"), a Barbados corporation (CSC, Central Sprinkler, and Export being each individually referred to herein as a "Debtor" and being collectively referred to herein as the "Debtors"), and CORESTATES BANK, N.A., a national banking association in its capacity as agent for the Lenders under the Credit Agreement (in such capacity, the "Agent").

                                   BACKGROUND
                                   ----------

                  A. Pursuant to the terms and subject to the conditions of that certain Credit Agreement dated the date hereof (as modified, amended, supplemented, and restated from time to time, the "Credit Agreement") by and among the Debtors, Central CPVC Corporation ("CPVC"), Central Castings Corporation ("Castings"), the Lenders identified therein, and the Agent, the Lenders agreed to make certain credit facilities available to the Debtor, CPVC, and Castings (collectively, the "Borrowers").

                  B. As a condition precedent to the Lenders' agreement to extend credit to the Borrowers under the Credit Agreement, the Credit Agreement requires the Debtors to grant in favor of the Agent a perfected security interest in certain of their properties and assets as security for the Obligations, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the promises contained herein and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                  SECTION 1.  DEFINITIONS.

                  1.1 Incorporation of Background. The Background provisions of this Agreement (including, without limitation, the defined terms therein set forth) are incorporated herein by reference thereto as if fully set forth in this Agreement.

                  1.2 Incorporation of Defined Terms; Incorporation of Credit Agreement. Any capitalized terms used herein or in the Background provisions hereof which are not so defined, but which are defined in the Credit Agreement, shall have the meanings ascribed to them in the Credit Agreement. The Credit Agreement is incorporated herein by reference thereto.

                  1.3 Defined Terms. As used herein, the following terms shall have the meanings indicated unless the context otherwise requires:

                           "Accounts," "Chattel Paper," "Equipment,"
"Instruments," "Inventory," and "Products" shall each have the meaning ascribed to them in the UCC.

                           "Collateral" shall have the meaning ascribed to it in
Section 2.1 hereof.

                           "Inter-Company Accounts" shall mean, collectively,
all of the Accounts, Instruments, Documents, General Intangibles, Chattel Paper, drafts, acceptances, notes, receivables, and choses in action, now existing or hereafter created or acquired, and all Proceeds and Products thereof, and all rights thereto of any Debtor arising from the sale or lease of or the providing of inventory, goods or services, or otherwise, by and between or by and among any of the Debtors or other Borrowers, as well as all other rights, contingent or non-contingent, of any kind of any Debtor to receive payment, benefit, or credit from any other Debtor or Borrower, including obligations


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arising from the inter-company advances, loans or extensions of credit between and among any Debtor or Borrower or any of their Subsidiaries.

                           "Event of Default" shall have the meaning ascribed to
it in the Credit Agreement.

                           "Obligations" shall have the meaning ascribed to it
in the Credit Agreement and shall include all of the Debtors' duties, obligations, and liabilities with respect to the Revolving Credit.

                           "Other Agreements" shall mean, collectively, the
Credit Agreement, the Loan Documents, and any other agreements, pledges, instruments, documents, assignments, leases, suretyship agreements or contracts (including amendments, modifications or supplements thereto and restatements thereof) now or at any time or times hereafter executed and delivered by or on behalf of any Debtor to the Agent.

                           "Proceeds" shall mean, collectively, whatever is
received when any of the Collateral is sold, exchanged, leased, collected, or otherwise disposed of, including cash, insurance proceeds, negotiable Instruments and other Instruments for the payment of money, Chattel Paper, security agreements, other documents, and other noncash proceeds.

                           "Revolving Credit" shall mean the revolving credit
facility made available by the Lenders to the Borrowers under the Credit Agreement in the maximum principal amount of Fifty-Five Million Dollars ($55,000,000).

                           "UCC" shall mean the Pennsylvania Uniform Commercial
Code, as amended from time to time.

                  1.4 Other Terms. All other terms which are used in this Agreement and which are not otherwise defined in or by reason of Sections 1.1 through 1.3 hereof, but which are defined or are used in the UCC, shall have the meanings ascribed to them in the UCC to the extent that such terms are used or defined therein.

                  SECTION 2. SECURITY INTERESTS, ASSIGNMENT, AND ADDITIONAL COLLATERAL.

                  2.1 Grant of Security Interest and Assignment of
Accounts. To secure the payment to the Lenders and the prompt performance of the Obligations, (i) each Debtor hereby grants to the Agent a security interest in all of its presently owned or hereafter acquired Accounts (including, without limitation, Inter-Company Accounts, Equipment, and Inventory and all Products and Proceeds of the same (collectively, the "Collateral"), and (ii) each Debtor hereby assigns, transfers and sets over to the Agent all of its presently owned and hereafter acquired Accounts and Proceeds thereof. Each Debtor agrees that the aforesaid grant of security interests is intended as a contemporaneous exchange for value given to such Debtor.

                  2.2 Perfection of Security Interests. Each Debtor shall, at its cost and expense, execute and deliver to the Agent, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of the Agent or any Lender, all assignments, certificates of title, conveyances, assignment statements, financing statements, renewal financing statements, security agreements, affidavits, notices and all other agreements, instruments and documents that the Agent or such Lender may reasonably request, in form and substance satisfactory to the Agent, and shall take any and all other steps reasonably requested by the Agent or such Lender, in order to perfect and maintain the security interest and liens granted herein by the Debtors to the Agent and in order to fully consummate all of the transactions contemplated herein and under any Other Agreements.

                  2.3 Power of Attorney. Upon acceleration of the Obligations by the Agent pursuant to Section 7.2 of the Credit Agreement, each Debtor does


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hereby irrevocably make, constitute and appoint the Agent and any of its officers, employees or agents as its true and lawful attorneys with power to:

                           (a) sign the name of such Debtor on any financing
statement, renewal financing statement, notice or other similar document which, in the Agent's or any Lender's opinion, must be filed in order to perfect or continue perfected the interests granted in this Agreement or any Other Agreements;

                           (b) receive, endorse, assign and deliver, in the name
of such Debtor or in the name of the Agent, all checks, notes, drafts and other instruments relating to any Collateral including, but not limited to, receiving, opening and properly disposing of all mail addressed to such Debtor concerning its Accounts and to notify postal authorities to change the address for delivery of mail to such address as the Agent may designate;

                           (c) sign the name of such Debtor on any invoice or
bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, notices of assignment, verifications of accounts and notices to account debtors;

                           (d) take or bring at such Debtor's cost, in its name
or in the name of the Agent or the Lenders, all steps, actions and suits deemed by the Agent necessary or desirable to effect collections of Accounts, to enforce payment of any Account, to settle, compromise, sell, assign, discharge or release, in whole or in part, any amounts owing on Accounts, to prosecute any action or proceeding with respect to Accounts, to extend the time of payment of any and all Accounts, and to make allowances and adjustments with respect thereto;

                           (e) secure credit in the name of any Debtor or in the
name of the Agent; and

                           (f) do all other things necessary to carry out this
Agreement and all Other Agreements.

                  Neither the Agent nor any attorney will be liable for any act of commission or omission nor for any error of judgment or mistake of fact or law, except and to the extent that such act of commission or omission constitutes gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unpaid or unsatisfied.

                  SECTION 3.  PRIORITY OF SECURITY INTERESTS.

                  3.1 Lien Status. The Debtors jointly and severally represent and warrant to the Agent and the Lenders that the security interests and other rights granted to the Agent hereunder, when properly perfected by filing, shall at all times constitute valid and perfected first-priority security interests vested in the Agent in and upon all of the Collateral, that such Collateral, except for the Permitted Encumbrances, is free and clear of all security interests, liens, encumbrances and claims of all other Persons, and that such security interests and other rights granted to the Agent hereunder shall not become subordinate or junior to the security interests, liens, encumbrances or claims of any other Person including, without limitation, the United States or any department, agency or instrumentality thereof, or any state, county or local governmental agency.

                  3.2 Other Liens. Except to the extent expressly permitted under Section 6.2 of the Credit Agreement, the Debtors shall not grant (without the prior written approval of the Agent) a security interest in or permit a lien or encumbrance upon any of the Collateral to anyone except the Agent.



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                  SECTION 4.  LOCATION OF COLLATERAL.

                  4.1 Location of Collateral, Records. The Debtors jointly and severally represent, warrant and covenant that the Collateral and all of its records, ledger sheets, correspondence and invoice documents and instruments relating to or evidencing the Collateral shall be kept on those premises of the Debtors described on Schedule 3.20 to the Credit Agreement, such records to be kept in appropriate containers in safe places. Without limiting the generality of the Agent's rights under the Credit Agreement, the Agent, at all reasonable times, shall have full access to and the right to audit each Debtor's books and records in order to confirm and verify all Accounts, Equipment, and Inventory assigned to the Agent and to do whatever else the Agent reasonably deems necessary to protect the security interests of the Lenders.

                  4.2 Delivery of Records. Each Debtor covenants and agrees that, upon demand by the Agent, it shall immediately deliver to the Lender all of such Debtor's books, records, documents and instruments referred to in
Section 4.1 hereof.

                  SECTION 5.  ACCOUNTS.

                  5.1 Representations and Warranties. Each Debtor represents and warrants that:

                           (a) it is now and at all times hereafter shall be the
absolute owner, free and clear of all liens, encumbrances and security interests of its Accounts, except for (i) the liens and security interests granted herein, and (ii) the Permitted Encumbrances; and

                           (b) (i) every Account will be a good and valid
Account representing an undisputed bona fide indebtedness of a debtor to such Debtor, (ii) there are and will be no defenses, setoffs, or counterclaims of any nature whatsoever against any Account, except for defenses, set-offs, or counterclaims which arise in the ordinary course of its business and which are not, either singly or in the aggregate, material in amount, and (iii) no agreement, under which any deduction, discount, allowance or special terms of payment may be claimed, has been or will be made with the debtor on any Account, except for discounts which arise in the ordinary course of its business and any other special agreements which have been disclosed by the Debtors to the Agent prior to the date hereof.

                  5.2 Collections. Each Debtor may collect its Accounts but only in the ordinary course of its business. Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, the Agent shall have the right (a) to notify all account debtors and obligors of Accounts of the Debtors that the Agent has a security interest therein and that such Accounts have been assigned to Agent, and (b) to direct all such account debtors to make payments to the Agent of all sums owing by them to the Debtors. Any and all disbursements for costs and expenses incurred or paid by the Agent or any Lender with respect to the enforcement, collection or protection of its interest in the Collateral, or against the Debtors, whether by suit or otherwise, or notification of account debtors and obligors, including reasonable attorneys' fees, court costs and similar expenses, if any, shall become a part of the Obligations secured by the Collateral and payable on demand and, until paid, shall bear interest at the Default Rate.

                  5.3 Inspection of Documents. The Debtors, at such intervals as the Agent may determine, shall permit representatives of the Agent to inspect all invoices and other documents relating to Accounts; provided, however, that such inspections shall not interfere unreasonably with the Debtors' operations. The Debtors shall promptly inform the Agent of (a) any disputes with any account debtor or obligor relating to Collateral, and (b) any claimed offset and counterclaim which may be asserted with respect to the Collateral


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which, either singly or in the aggregate, exceeds One Hundred Thousand Dollars
($100,000).

                  5.4 Segregation of Funds. After exercise by the Agent of its power to revoke the Debtors' right of collection of Accounts pursuant to Section
5.2 hereof:

                           (a) each Debtor shall keep all collections separate
and apart from all other funds and property. Such funds shall be delivered to the Agent at the time and in the form designated by the Agent;

                           (b) all collections of Accounts shall be set forth on
itemized schedules, showing the name of the account debtor, the amount of each payment, and such other information as the Agent may request; and

                           (c) the Proceeds of the collections when received by
any Debtor shall be deposited into an account designated by the Agent. This account shall be subject to the sole and exclusive control of the Agent and the Agent shall have the right at all times in its sole discretion to apply all or part of the monies in said account on payment of the Obligations. The Agent, in its sole discretion, may (but shall have no obligation to) release to the Debtors all or any part of the monies held in such account.

                  SECTION 6.  EQUIPMENT AND INVENTORY.

                  6.1 Representations. Each Debtor represents and warrants that it is now, and at all times hereafter shall be, the sole owner, free and clear of all liens, encumbrances and security interests, except the security interests granted or permitted herein and the Permitted Encumbrances, of indefeasible title to its Equipment and Inventory.

                  6.2 Maintenance of Equipment. Except for depreciation and obsolescence, each Debtor will keep its Equipment in good repair and maintained in a state of high operating efficiency, and will make all necessary repairs, replacements of and renewals so that the value and operating efficiency thereof shall at all times be maintained and preserved in a manner consistent with good management.

                  SECTION 7.  TAXES AND INSURANCE.

                  7.1 Payment of Taxes. Each Debtor shall promptly pay, when due, all sales, use, excise, personal property, income, withholding, corporate franchise and all other taxes, assessments and governmental charges upon and in relation to its ownership or use of any of its assets, income or gross receipts for which such Debtor is or may be liable, except to the extent any such liabilities are being contested in good faith and with due diligence by such Debtor and the amount of such liabilities, or the contest thereof, could not, in the Agent's reasonable discretion, reasonably be expected to have a Material Adverse Effect or adversely affect the security interests of the Agent in the Collateral or the priority thereof.

                  7.2 Discharge of Tax Liens. The Debtors shall not permit, or suffer to remain, and will promptly discharge, any lien arising from any unpaid tax, assessment, levy or governmental charge unless the Debtors contest such lien or liens in good faith, provide the Agent with all facts concerning the lien and provide adequate reserves on their books to protect against such loss or deposits adequate cash with Agent, in such amount as Agent may require, as a reserve for the payment thereof, such contest operates to suspend enforcement of the tax, assessment, levy, or charge, and does not adversely affect the security interests of the Agent in the Collateral or the priority thereof.

                  7.3 Authority to Pay Taxes. In the event Debtors shall fail to pay any such tax, assessment, levy or governmental charge or to discharge any such lien or contest the same in good faith and comply with Section 7.2


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hereof, the Agent, without waiving or releasing any obligation or default of the
Debtors hereunder, may at any time or times thereafter, but shall be under no obligation to do so, make such payment, settlement, compromise or release or cause to be released any such lien, and take any other action with respect thereto which the Agent deems advisable. All sums paid by Agent in satisfaction of, or on account of any tax, levy or assessment or governmental charge, or to discharge or release any lien, and any expenses, including reasonable attorneys' fees, court costs and other charges relating thereto, shall become a part of the Obligations secured by the Collateral and payable on demand and, until paid, shall bear interest at the Default Rate.

                  7.4 Insurance. The Debtors shall keep all of the Collateral insured, at its expense, pursuant to and in accordance with the provisions of
Section 5.7 of the Credit Agreement, the provisions of which are incorporated herein by reference thereto as if fully set forth herein.

                  7.5 Policies; Proceeds. The Debtors shall deliver to Agent on demand certified copies of all such insurance policies (or, at the option of Agent certificates evidencing coverage) evidencing insurance required to be maintained by the Debtors pursuant to Section 7.4 hereof, with loss payable clauses in a form satisfactory to Agent naming the Agent as lender loss payee with the other secured creditors of the Debtors which are parties to the Intercreditor Agreement. Subject to the provisions of the Intercreditor Agreement, all proceeds payable under any of such policies shall be payable in all events to Agent, but at the option of Agent any such proceeds may be released to the Debtors. The Debtors hereby grant to the Agent a continuing security interest in and to all such policies and the Proceeds thereof to secure the repayment of the Obligations and agree that the Agent shall have the right, in the name of the Debtors or in the name of the Agent, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                  7.6 Authority to Obtain Insurance. If the Debtors shall fail at any time or times hereafter to obtain and maintain any of the policies of insurance required hereby, or fail to pay any premium in whole or in part relating to any such policies, then the Agent may, but it shall have no obligation to do so, obtain and cause to be maintained any or all of such policies, and pay any part or all of the premiums due thereunder, without thereby waiving any default by the Debtors, and any sums so disbursed by Agent shall become a part of the Obligations secured by the Collateral, payable on demand and, until paid, shall bear interest at the Default Rate.

                  SECTION 8.  REMEDIES.

                  8.1 Remedies. Upon the occurrence of an Event of Default, the Agent and Lenders shall have, in addition to any other rights and remedies contained in this Agreement or in any Other Agreements, all the rights and remedies of a secured party under the UCC, all of which shall be cumulative to the extent permitted by law. In addition to all such rights and remedies, the Agent may sell, lease or otherwise dispose of the Collateral, or any part thereof, at public or private sale, for cash, credit or any combination thereof. The Agent shall have the right to bid and purchase at such sale or sales. The Proceeds of any sale or other disposition of all or any part of the Collateral upon which Agent has a security interest, after payment of all costs and expenses of sale, including retaking, holding, preparing for sale, selling and the like and also including reasonable attorneys' fees and legal expenses incurred by the Agent, shall be applied by the Agent to the then outstanding balance of any of the Obligations and any surplus shall be paid by the Agent to the Debtors. The Debtors shall be liable to the Agent for any deficiency.



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                  8.2 Legal Costs. If at any time or times hereafter the Agent employs counsel to prepare or consider approvals, waivers or consents, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Agreement or any Other Agreements, or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to enforce any rights of Agent or liabilities of any Debtor's account debtors, or any other Person which may be obligated to Agent by virtue of this Agreement or any Other Agreements, instrument or document now or hereafter delivered to Agent by or for the benefit of the Debtors, then in any of such events, all of the attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall become a part of the Obligations secured by the Collateral, payable on demand and, until paid, shall bear interest at the Default Rate.

                  8.3 Right of Entry. Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, the Agent shall have the right to enter and remain upon the various premises of the Debtors without cost or charge to Agent, and to use the same, together with materials, supplies, books and records of the Debtors, for the purpose of preparing for and conducting the sale of Collateral, whether by foreclosure, auction or otherwise. In addition, the Agent may remove from such premises the Collateral and any records with respect thereto, to the premises of the Agent or any designated agent of the Agent for such time as the Agent may desire, in order to effectively collect or liquidate the Collateral.

                  8.4 Notice. Any notice required to be given by the Agent of a sale, lease or other disposition of or other intended action by Agent with respect to any of the Collateral shall be deposited in the United States mails (certified or registered mail, return receipt requested, deliver to addressee only), postage prepaid and duly addressed to the Debtors at the address of the Debtors set forth in the Credit Agreement, at least five (5) calendar days prior to such proposed action. Such notification shall constitute fair and reasonable notice to the Debtors of such action.

                  8.5 No Waiver. The Agent's failure at any time or times hereafter to require strict performance by the Debtors of any of the provisions, warranties, terms and conditions contained in this Agreement or any Other Agreements shall not waive, affect or diminish any right of the Agent at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Agreement or any Other Agreements, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the warranties, conditions, provisions and terms contained in this Agreement or any Other Agreements shall be deemed to have been waived by any act or knowledge of Agent, its agents, officers or employees, except by an instrument in writing signed by an officer of the Agent and directed to the Debtors specifying such waiver.

                  SECTION 9.  MISCELLANEOUS

                  9.1 Application of Payments. Upon the occurrence of an Event of Default, the Debtors irrevocably waive the right to direct the application of any and all payments (including Proceeds of Collateral) at any time or times thereafter which may be received by the Agent by or for the benefit of the Debtors.

                  9.2 Legal Effect. This Agreement and any Other Agreements, instruments and documents executed and delivered pursuant hereto or to consummate the transactions contemplated hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  9.3 Construction. The domestic internal laws (but not the law of conflicts of law) of the Commonwealth of Pennsylvania shall govern and


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control the construction, enforceability, validity and interpretation of this
Agreement and any Other Agreements.

                  9.4 Waiver. The Debtors waive demand, protest, notice of protest, notice of default, release, compromise, settlement, extension or renewal of all commercial paper, accounts, contract rights, instruments, guarantees, and otherwise, at any time held by the Agent on which the Debtors may in any way be liable, notice of nonpayment at maturity of any and all Accounts, and notice of any action taken by the Agent unless expressly required by this Agreement.

                  9.5 Representations. All representations and warranties of the Debtors and all terms, provisions, conditions and agreements to be performed by the Debtors contained in this Agreement, and in any Other Agreements, instrument or document executed heretofore or concurrently herewith by the Debtors and delivered to the Agent, shall be true and satisfied at the time of the execution of this Agreement, and shall survive the execution and delivery of this Agreement and all Other Agreements.

                  9.6 Choice of Remedies. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral, or by a guaranty, endorsement or property of any other Person, then the Agent shall have the right to proceed against such other property, guaranty or endorsement upon the any Debtor's default in the payment of any of the Obligations or in any of the terms, covenants or conditions contained in this Agreement or in any Other Agreement, and the Agent shall have the right, in the Agent's sole discretion, to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Agent's rights or the Obligations under this Agreement or under any Other Agreements.

                  9.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any


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such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.

                                   CENTRAL SPRINKLER CORPORATION, a
                                   Pennsylvania corporation

                                   By /s/ Albert T. Sabol
                                     --------------------------------
                                          Albert T. Sabol, Vice
                                          President of Finance and
                                          Administration

                                   Attest: /s/ Jennifer Cemini
                                          ---------------------------
                                                Jennifer Cemini,
                                                Secretary


                                   CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation

                                   By /s/ Albert T. Sabol
                                     --------------------------------
                                          Albert T. Sabol, Vice
                                          President of Finance and
                                          Administration

                                   Attest: /s/ Jennifer Cemini
                                          ---------------------------
                                                Jennifer Cemini,
                                                Secretary


                                   CENTRAL SPRINKLER EXPORT CORPORATION, a
                                   Barbados corporation

                                   By /s/ Albert T. Sabol
                                     --------------------------------
                                          Albert T. Sabol, Vice
                                          President of Finance and
                                          Administration

                                   Attest: /s/ Jennifer Cemini
                                          ---------------------------
                                                Jennifer Cemini,
                                                Secretary


                                                ("Debtors")


                                   CORESTATES BANK, N.A., a national banking association, in its capacity as Agent for the Lenders

                                   By /s/ William Johnston
                                     --------------------------------
                                          Name:  William Johnston
                                          Title: Vice President

                                                ("Agent")


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